Exhibit 16.1

July 24, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Organovo Holdings, Inc.’s Form 8-K dated July 24, 2023, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm.

Very truly yours,

/s/ Mayer Hoffman McCann P.C.

San Diego, California